                                                                   Exhibit 10.31

                               CATELLUS ORIGINAL

                        CONSENT OF LANDLORD TO SUBLEASE

     This Consent of Landlord to Sublease ("Consent") is made and entered into as of the 4th day of October, 2002, by Catellus Finance 1, L.L.C., a Delaware limited liability company ("Landlord"), 101 Communications, LLC, a Delaware limited liability company ("Tenant"), and iPayment, Inc., a Tennessee corporation ("Subtenant").

                                R E C I T A L S:

     A. Landlord and Tenant have entered into that certain Office Lease - Multi-Tenant Gross Rent dated as of July 21, 1999 (the "Original Lease") pursuant to which Landlord leased to Tenant certain premises consisting of approximately 21,463 rentable square feet, commonly known as Suite 101 (the "Original Premises"), which Premises comprise a portion of that certain office building located at 9121 Oakdale Avenue, Chatsworth, California, as more particularly described in the Original Lease, which Original Lease has been amended by (i) that certain First Amendment to Office Lease dated as of June 18, 2000, by and between Landlord and Tenant, pursuant to which an additional 10,929 rental square feet located on the second floor of the Building (the "Additional Premises") was added to the leased "Premises", and (ii) that certain Second Amendment to Office Lease dated as of February 26, 2001 by and between Landlord and Tenant (the Original Lease, as so amended, is referred to herein as the "Master Lease" and the Original Premises and the Additional Premises are collectively referred to herein as the "Premises").

     B. The Master Lease contains provisions which require, among other things, that Tenant obtain Landlord's consent to any subletting of the Premises. Tenant has requested Landlord's consent to sublet all or a portion of the Premises, more particularly described on Exhibit "A" attached hereto (the "Subleased Premises") to Subtenant, pursuant to a Sublease dated September 18, 2002, by and between tenant and Subtenant (the "Sublease"), a true, correct and complete copy of which is attached hereto as Exhibit "B".

     C. Tenant and Subtenant desire to obtain Landlord's consent to the subletting of the Subleased Premises, and Landlord is willing to give such consent on the following terms and conditions.

                               A G R E E M E N T:

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

     1. Landlord's Consent. In consideration of the agreements, acknowledgements and representations of Tenant and Subtenant set forth in this Consent, Landlord hereby consents to Tenant's sublease of the Subleased Premises to Subtenant subject to the terms and conditions set forth in this Consent. Landlord's consent is not intended, and shall not be construed (a) to modify or otherwise affect any provision of the Master Lease or to release Tenant from any of its obligations and duties under the Master Lease; or (b) as a waiver of any of Landlord's rights under the Master Lease; or (c) as binding or obligating Landlord in any manner whatsoever with respect to any covenants, representations, warranties, undertakings or agreements in the Sublease or (d) as a waiver of any continuing obligation of Tenant and Subtenant to obtain Landlord's consent to any other sublease or transfer.

     2. No Release. Notwithstanding the Sublease or Landlord's consent thereto, Tenant shall remain fully liable for the payment of rents and all other monetary obligations and for the performance of all other obligations of the "Tenant" under the Master Lease. Tenant shall also be fully liable to Landlord for the acts and omissions of Subtenant as if such acts and omissions were the acts and omissions of Tenant. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no sublease had been made.

     3.  Covenants, Representations and Warranties

          (a) Tenant. Tenant represents and warrants that it has not failed to disclose to Landlord any information which, if known by Landlord, might provide grounds for Landlord to reasonably withhold its consent.

          (b)  Subtenant. Subtenant covenants, represents and warrants to
     Landlord:

               (i)  that its address is:
                    iPayment, Inc.
                    30 Burton Hills, Suite 520
                    Nashville, TN 37215
                    Attn: Legal Department

               (ii) that Landlord has not made any express or implied oral or written representations, warranties or promises, whatsoever, including without limitation, that: (A) future subleases will be approved, (B) that the Subleased Premises may be used for Subtenant's intended use, or (C) it will enter into any modification to the Master Lease;

               (iii) that Subtenant has been provided with a copy of the Master Lease, together with all amendments thereto, and Subtenant has read the Master Lease and all amendments thereto, and fully understands and agrees to be subject to the obligations thereunder; and

               (iv) that Subtenant is not claiming any interest in any right belonging solely to Tenant pursuant to the Master Lease.

          c. Tenant and Subtenant. Tenant and Subtenant each covenants, represents and warrants to Landlord:

               (i) that the Sublease between Tenant and Subtenant is and shall be expressly subject and subordinate to the provisions of the Master Lease; and shall be subordinate to all mortgages and other security interests which are secured, in whole or in part, by the Premises;

          (ii) that in the event of termination of the Master Lease for any reason whatsoever, including, without limitation, a voluntary surrender by Tenant, or any default by Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, Landlord may, at its option, either (a) terminate the Sublease and Subtenant's occupancy of the Premises, or (b) take over all of the right, title and interest of Tenant, as sublandlord, under the Sublease, in which case the Subtenant will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under the Sublease, (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Tenant, or (3) be bound by any previous prepayment by Subtenant of more than one month's rent; or (4) be bound by any representations or warranty, made by Tenant under the Sublease; and

          (iii) that Landlord may enforce all of the provisions of the Sublease, including collection of rent, directly from Subtenant.

     4. Subsequent Assignments or Subleases. This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Subtenant or any person claiming under or through Subtenant of the obligation to obtain the written consent of Landlord, pursuant to and in accordance with the terms of the Master Lease, to any future assignment or sublease. Notwithstanding the foregoing, Landlord may consent to subsequent sublettings and assignments of the Premises without notifying and without obtaining the consent of Tenant or anyone else liable under the Master Lease and such action shall not relieve such persons from liability.

     5. Waiver. Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease. In addition, the acceptance of rents or any other amount by Landlord from Subtenant or anyone else liable under the Master Lease shall not be deemed a waiver by Landlord of any provisions of the Master Lease.

     6. Binding Effect. This Consent shall not be effective and the Sublease shall not be valid or binding unless and until (a) a fully executed original counterpart of the Sublease and this Consent are delivered to Landlord and (b) Tenant delivers the sum of $500.00 in reimbursement of Landlord's fees and costs in connection with the Sublease and this Consent.

     7. Entire Agreement. This Consent embodies the entire understanding between Landlord, Tenant and Subtenant with respect to the subletting of the Subleased Premises by Tenant to Subtenant and can be changed only by an instrument in writing signed by the party against whom enforcement is sought.

     8. Counterparts. This Consent may be executed in counterparts, each of which is hereby declared to be an original and all of which together, shall constitute one in the same Consent.

     9. Capitalized Terms. All initial capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Master Lease. In the event of any conflict between the Sublease and this Consent, the provisions of this Consent shall control.

     10. Corporate and Partnership Authority. If Tenant and/or Subtenant is a corporation or other entity, or is comprised of either or both of them, each individual executing this Consent on behalf of Tenant and Subtenant for the corporation or other entity represents that he or she is duly authorized to execute and deliver this Consent on behalf of the corporation or said other entity and that this Consent is binding upon the corporation or said other entity in accordance with its terms.

     11. Attorneys' Fees. The provisions of the Master Lease respecting attorneys' fees shall apply to this Consent or, if the Master Lease does not contain an attorneys' fees clause, then if legal action shall be commenced to enforce or declare the effect of any provision of this Consent or of the Master Lease, the court as part of its judgment shall award reasonable attorneys' fees and costs the prevailing party.

     12. Brokerage. Tenant and Subtenant each agree to indemnify, defend and hold Landlord's Parties harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys' fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of the Sublease. The obligations of Tenant and Subtenant under this Paragraph 12 shall survive the expiration or earlier termination of the Lease.

     13. No Recording. Neither this Consent nor the Sublease may be recorded, without Landlord's prior written consent. Any such recording without Landlord's prior written consent shall constitute a default under the Lease and shall be null and void and shall not confer any notice upon any person and may be ignored by any person searching the records in which such recording appears.

     14. Joint and Several. In the event either Tenant to Subtenant, or both, consist of two or more parties, all of the representations, covenants and agreements herein shall be the joint and several representations, covenants and agreements of such parties.

     15. Ratification. Tenant and Subtenant each hereby accepts and agrees to the foregoing conditions of this Consent of Landlord to Sublease and ratifies and reaffirms the Lease, all the terms and provisions of which shall remain in full force and effect. Tenant and Subtenant each hereby represent and warrant to Landlord and agree with Landlord that it has no claims against Landlord, nor does it have any defenses or offsets to the enforcement of Landlord's rights under the Lease.

     16. Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have entered into this Consent as of the date and year first set forth above.


           TENANT                       101 COMMUNICATIONS, LLC, a Delaware
                                        limited liability company

                                        By: /s/ STUART K. COPPENS
                                           -----------------------------------

                                           Name: Stuart K. Coppens
                                                 -----------------------------

                                          Title: CFO
                                                 -----------------------------

                                        By: /s/ JEFF KLIEN
                                           -----------------------------------

                                           Name: Jeff Klien
                                                 -----------------------------

                                          Title: CEO
                                                 -----------------------------

        SUBTENANT                       IPAYMENTS, INC., a Tennessee
                                        corporation

                                        By: /s/ ROBERT S. TERINO
                                           -----------------------------------

                                           Name: Robert S. Terino
                                                 -----------------------------

                                          Title: EVP
                                                 -----------------------------

                                        By: /s/ JOSEPH JOELING
                                           -----------------------------------

                                           Name: Joseph Joeling
                                                 -----------------------------

                                          Title: COO
                                                 -----------------------------

         LANDLORD                       CATELLUS FINANCE 1, L.L.C., a Delaware
                                        limited liability company

                                        By: /s/ KEITH E. ANDERSON
                                           -----------------------------------

                                           Name: Keith E. Anderson
                                                 -----------------------------

                                          Title: Vice President
                                                 -----------------------------